                                                                    EXHIBIT 7.01


                              AMENDMENT AGREEMENT


     WHEREAS, Astea International Inc., a Delaware corporation (the "Company"), has purchased all of the outstanding capital stock of Bebalon AB, a company organized under the laws of Sweden pursuant to registration number 556502-4972 and the parent corporation of Abalon AB, a company organized under the laws of Sweden pursuant to registration number 556329-9741, and certain other companies affiliated with Bebalon AB (collectively, "Abalon"), pursuant to a Share Purchase Agreement dated June 20, 1996 (the "SPA") among the Company, Per Edstrom, Orjan Grinndal and Henrik Lindberg, the sole shareholders of Abalon (collectively, the "Shareholders");

     WHEREAS, as partial consideration for the Company's purchase of Abalon, the Company issued an aggregate of 233,236 shares of common stock, $.01 par value per share, of the Company (the "Shares") to the Shareholders, which Shares had an aggregate market value of approximately $6 million;

     WHEREAS, in connection with and as a condition to the consummation of the SPA, the Company and the Shareholders entered into a Registration Rights Agreement of the same date (the "Rights Agreement") relating to the resale of the Shares by the Shareholders and the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act");

     WHEREAS, pursuant to the Rights Agreement, the Shareholders, among other restrictions placed upon the Shares, agreed that the Company would not be required to register any of the Shares under the Securities Act prior to January 1, 1997, and the Shareholders further agreed not to sell or otherwise transfer any of the Shares prior to January 1, 1997;

     WHEREAS, since the consummation of the SPA, the market value of the Shares has decreased significantly, and, pursuant to the restrictions set forth in the Rights Agreement, the Shareholders have not been able to sell any of the Shares; and

     WHEREAS, without constituting a legal admission of any kind, the Company desires to compensate the Shareholders for part of the decrease in market value of the Shares, to increase the incentives of the Shareholders to work diligently for the enrichment of the Company and its shareholders, and to strengthen the bond of good will between the Shareholders and the Company.

     NOW, THEREFORE, BY THIS AMENDMENT, and in consideration of the premises and in exchange for the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders agree as follows. Any capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Rights Agreement and the SPA.

     1.   Shelf Registration.  (a)  Section 3.1 of the Rights Agreement is
          ------------------
hereby amended by deleting the words "on or after January 1, 1997" in the first sentence thereof and inserting the word "immediately" in their place.

     (b) The Shareholders hereby request that the Company use its reasonable efforts to promptly effect qualification and registration of the Shares under the Securities Act on a Form S-3 registration statement. The Company agrees to file such registration statement with the Securities and Exchange Commission within five (5) business days of the date hereof and to file a current report on

Form 8-K describing this Amendment with the Securities and Exchange Commission within five (5) business days of the date hereof.

     (c) Any and all of the Shares held in escrow pursuant to the Escrow Agreement shall be released from escrow as soon as practicable. The parties to this Amendment each agree to execute and submit to the Escrow Agent an amendment to the Escrow Agreement between the Company and the Shareholders dated June 20, 1996, substantially in the form attached hereto as Exhibit A and a Joint Request
                                                   ---------
for Release of Escrow Shares substantially in the form attached hereto as Exhibit B.
---------

     2.   Temporary Waiver of Lock-Up; Repurchase Obligation.  (a)  The Company
          --------------------------------------------------
hereby waives its rights under Section 4 of the Rights Agreement to permit each Shareholder, in his individual discretion, to immediately sell or otherwise transfer all or part of the Shares held by him, subject to the following conditions:

               (i) All sales or transfers of Shares by a Shareholder, pursuant to the temporary waiver of lock-up granted hereby, shall be effected (A) within fifteen (15) business days after the first such sale or transfer by him and (B) either (I) in open-market sales on the Nasdaq National Market using a registered broker or dealer pursuant to the registration statement provided for in Section 1 hereof (the "Resale Registration Statement") after it has been declared effective by the Securities and Exchange Commission or (II) pursuant to a valid exemption from the registration requirements of Section 5 of the Securities Act, including but not limited to sales made under "Section 4(1 1/2)" of the Securities Act, sales to qualified institutional buyers under Rule 144A of the Securities Act, and sales made outside the jurisdictional limits of the United States securities laws, provided that such extra-jurisdictional offers or sales do not violate the laws or regulations of any other jurisdiction.

               (ii) Any person who purchases Shares from a Shareholder pursuant to the foregoing Subsection 2(a)(i)(B)(II) shall have the same registration rights with respect to such Shares as the Shareholders have under the Rights Agreement, and the Company shall use its best efforts to immediately amend the Resale Registration Statement to include all such persons as Selling Shareholders named therein and to amend the Rights Agreement to include such persons as parties thereto or beneficiaries thereof with the same rights as the Shareholders; provided, however, that Section 4 of the
                                      --------  -------
     Rights Agreement shall not apply to such persons.

               (iii) No later than the thirtieth (30th) business day after the first sale or transfer of Shares by a Shareholder, the same Shareholder shall purchase a number of shares of common stock, $.01 par value, of the Company ("Common Stock") equal to the lesser of (a) the number of Shares sold by him under Subsection 2(a)(i), or (b) the number of shares that can be purchased at market prices using the proceeds of the sale described in Subsection 2(a)(i) after deducting aggregate brokerage expenses for the transactions set forth in Subsection 2(a)(i) and this Subsection 2(a)(iii). If such transfer or sale was made by a Shareholder pursuant to Subsection 2(a)(i)(B)(I), then such purchase shall be effected in open-market purchases on the Nasdaq National Market using a registered broker or dealer.

               (iv) The Shareholders acknowledge that Rule 10b-6 under the Securities Exchange Act of 1934, as amended, makes it unlawful for any person who is engaged in a "distribution" of securities to bid for or purchase, or induce any other person to bid for or purchase, any securities of the same class as those being distributed until after such person has completed his participation in such distribution (except purchases pursuant to certain exemptions specified in such Rule). Accordingly, after a Shareholder has made an offer, through a broker or dealer, to sell any of his Shares, he will not purchase or offer to purchase any shares of Common Stock on the open market until after he has sold all of the Shares that he intends to sell pursuant to this Subsection 2(a).

               (v) The Company and the Shareholders intend that the Shareholders be subject to the risk that the market value of the Common Stock could rise or fall during the time between the sale or transfer of Shares and the corresponding open-market purchase of Common Stock. To ensure that each Shareholder is subject to this market risk, no Shareholder shall be party to any agreement, option, understanding or arrangement with another person who either purchases Shares from such Shareholder or sells shares of Common Stock to such Shareholder, pursuant to which the price of such Shares or shares of Common Stock will be guaranteed, fixed or otherwise supported or the Shareholder or any other person will be compensated or indemnified for losses resulting from such transactions. No Shareholder shall sell Shares to another Shareholder or purchase Shares from another Shareholder.

     (b) This waiver of the Company's rights under Section 4 of the Rights Agreement with respect to each Shareholder shall become effective on the date of this Amendment and shall expire on the earlier of (i) the thirtieth (30th) business day after such Shareholder has made his first sale or transfer of Shares under Subsection 2(a) of this Amendment or (ii) the close of business, New York time, on January 17, 1997. Thereafter, the provisions of Section 4 of the Rights Agreement shall no longer be waived and shall have full force and effect. In any event, after January 17, 1997, the conditions set forth in Subsection 2(a) of this Amendment shall have no force or effect.

     (c) Any shares of Common Stock purchased by a Shareholder pursuant to Subsection 2(a)(ii) of this Amendment shall be deemed "Registrable Securities" for purposes of Section 4 of the Rights Agreement, and thus shall be subject to the same lock-up restrictions that had applied to the Shares prior to the waiver provided by Subsection 2(a) of this Amendment.

     (d) The Shareholders hereby acknowledge that a Shareholder who sells or transfers Shares prior to January 17, 1997 without complying with Subsection 2(a) of this Amendment shall have breached Section 4 of the Rights Agreement.

     3.   No Violation of United States Securities Laws or Company Policy.  Each
          ---------------------------------------------------------------
Shareholder severally covenants that he will not sell any Shares or purchase any shares of Common Stock in a manner that violates the securities laws of the United States or the policies of the Company. In particular, and without limiting the generality of the foregoing, the following restrictions shall apply:

     (a) Upon any sale of Shares under a registration statement, the selling Shareholder shall deliver to the broker or dealer through which he sells his Shares a copy of the current Prospectus for each ultimate purchaser of the Shares.

     (b) No Shareholder may sell Shares or purchase shares of Common Stock while in possession of material, non-public information relating to the Company.

     (c) Each Shareholder acknowledges receiving, reviewing and understanding a copy of the Company's Statement of Policy Regarding Insider Trading, and each Shareholder covenants to comply fully with such policy.

     4.   Additional Consideration to Shareholders.  (a)  In addition to the
          ----------------------------------------
consideration set forth in the SPA and the Rights Agreement, the Company shall pay an aggregate of Nine Hundred Thousand Dollars ($900,000) to the Shareholders in accordance with their written instructions as follows:

               (i) The Company shall pay each Shareholder, or his designee, One Hundred Thousand Dollars ($100,000) on each of June 30, 1997, June 30, 1998 and June 30, 1999 (each a "Payment Date").

               (ii) Notwithstanding the foregoing, in its sole discretion, the Company may elect on any Payment Date to issue and deliver to any Shareholder, in lieu of all or part of the cash payment that is payable on such date, shares of Common Stock having an aggregate market value equal to the cash payment, or portion thereof, that the Company has elected not to deliver. Such shares of Common Stock shall be validly issued, fully paid and non-assessable. The Company shall use its best efforts to immediately register such shares for resale under the Securities Act pursuant to a registration statement on Form S-3. Upon issuance, such shares shall be deemed "Registrable Securities" under the Rights Agreement.

     (b) The Company shall grant to each Shareholder a non-qualified stock option to purchase 20,000 shares of Common Stock substantially in the form attached hereto as Exhibit C (the "New Options") at an exercise price equal to
                   ---------
the closing price of the Common Stock on the Nasdaq National Market on the date of this Amendment. The New Options will become exercisable in four equal portions over four years, commencing on the first anniversary of the date of this Amendment. The shares of Common Stock issuable upon exercise of the New Options shall be deemed "Registrable Securities" under the Rights Agreement, and the right to demand registration of such shares under Section 3.1 of the Rights Agreement shall not expire before the second anniversary of the issuance of such shares.

     (c) Astea shall pay the Shareholders' legal expenses incurred solely in connection with the preparation and execution of this Amendment, up to a maximum of $10,000.

     5.   Joint and Several Release of All Claims.  (a) Effective upon the
          ---------------------------------------
execution and delivery of this Amendment by the Company, the Shareholders do hereby, for themselves and their heirs, executors, representatives, successors and assigns, jointly and severally remise, release, acquit and forever discharge the Company and its respective parents, subsidiaries, affiliates, directors, officers, employees, agents, predecessors, successors and assigns, of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which against the Company, or any of its respective affiliates as hereinabove enumerated, the Shareholders jointly and/or severally ever had, now have or which they, or their respective affiliates as hereinabove enumerated, can, shall or may have, whether or not now known, for, upon or by reason of or in any way relating to the SPA (other than Sections 6.1 and 6.2 thereof and Section 11.10 thereof), the Escrow Agreement, the issuance of the Shares or the Company's purchase of Abalon from the Shareholders.

     (b) Effective upon the execution and delivery of this Amendment by each of the Shareholders, the Company does hereby, for itself, its respective parents, subsidiaries, affiliates, directors, officers, employees, agents, predecessors, successors and assigns, release, acquit and forever discharge the Shareholders and their heirs, executors, representatives, successors and assigns, of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which against the

Shareholders, or any of their respective affiliates as hereinabove enumerated, the Company ever had, now has or which it, or its respective affiliates as hereinabove enumerated, can, shall or may have, whether or not now known, for, upon or by reason of or in any way relating to the SPA, the Escrow Agreement, the issuance of the Shares, or the Company's purchase of Abalon from the Shareholders. The release provided in this Subsection 5(b) shall not apply to indemnification claims made pursuant to Section 7 hereof.

     6.   Representations and Warranties.  (a)  Each Shareholder severally
          ------------------------------
acknowledges, represents and warrants to the Company as follows:

               (i) Each Shareholder understands the risks of, and other considerations relating to, the purchase of shares of Common Stock. Each Shareholder has such knowledge and experience in financial and business matters and in making investment decisions of this type that each Shareholder is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

               (ii) Each Shareholder has been granted the opportunity to make a thorough investigation of the activities of the Company and has been furnished with all materials relating to the Company and its activities. Each Shareholder has been afforded the opportunity to obtain any additional information about the Company.

               (iii) The Shareholders hereby severally acknowledge that this Amendment does not require or compel any Shareholder to take any action whatsoever, and that this Amendment merely permits the Shareholders, in their sole and individual discretion, to take certain actions, subject to certain conditions, that had previously been prohibited by the Rights Agreement.

     (b) The Company acknowledges, represents and warrants to the Shareholders that the Company has taken all action that may be required by its corporate charter, by-laws and all other applicable law to authorize execution, delivery and performance of this Amendment.

     7.   Indemnification.  The Shareholders agree that they and their heirs,
          ---------------
executors, representatives, successors and assigns shall jointly and severally indemnify and hold harmless the Company and its respective parents, subsidiaries, affiliates, directors, officers, employees, agents, predecessors, successors and assigns, of and from any and all manner of action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, in law or in equity, relating to the Shareholders' sale or transfer of Shares or their purchase of shares of Common Stock pursuant to this Amendment, other than for such liability resulting directly from actions of Astea. In particular, and without limiting the generality of the foregoing, the Shareholders shall indemnify and hold harmless the Company and its affiliates enumerated above for any and all liability of the Shareholders and their respective successors as enumerated above or the Company under any jurisdiction's tax or securities laws or regulations, including without limitation any anti-fraud provision thereof, other than for such liability resulting directly from actions of Astea.

     8.   Miscellaneous.
          -------------

          (a)  No Other Amendments; Entire Agreement.  Except to the extent
               -------------------------------------
expressly amended hereby, the SPA, the Rights Agreement and the Escrow Agreement shall not be altered by this Amendment. Except as otherwise set forth in the SPA, the Rights Agreement, the Escrow

Agreement and the attachments thereto, this Amendment constitutes the entire understanding of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter of this Amendment. To the extent consistent with this Amendment, the SPA, the Rights Agreement and the Escrow Agreement are reaffirmed hereby and incorporated herein by reference.

          (b)  Further Assurances.  From and after the date hereof, upon the
               ------------------
reasonable request of any party hereto, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and effectuate fully the intent and purposes of this Amendment.

          (c)  Choice of Law.  This Amendment will be governed by and
               -------------
interpreted in accordance with the internal laws of the State of Delaware without regard to conflict-of-law principles.

          (d)  Counterpart Signatures.  This Amendment may be executed by
               ----------------------
facsimile and in any number of counterparts, each of which shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment of this 26th day of November, 1996.


                              ASTEA INTERNATIONAL INC.



                              By:  /s/ Zack B. Bergreen
                                   -----------------------
                                   Zack B. Bergreen
                                   Chief Executive Officer


                                   /s/ Per Edstrom
                                   -----------------------
                                   Per Edstrom

                                   /s/ Orjan Grinndal
                                   -----------------------
                                   Orjan Grinndal

                                   /s/ Henrik Lindberg
                                   -----------------------
                                   Henrik Lindberg

                                                                       EXHIBIT A
                                                                       ---------

                      AMENDMENT NO. 1 TO ESCROW AGREEMENT


     In consideration of the premises and in exchange for the promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Astea International Inc., a Delaware corporation (the "Company"), Per Edstrom, Orjan Grinndal and Henrik Lindberg (collectively, the "Shareholders" and each individually, a "Shareholder") and Midlantic Bank, N.A. (the "Escrow Agent") hereby amend the Escrow Agreement dated June 20, 1996 among the Company, the Shareholders and the Escrow Agent (the "Escrow Agreement"), pursuant to Section 12 of the Escrow Agreement, as follows. Any capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Escrow Agreement.

     1. Section 2(c) of the Escrow Agreement is hereby amended by inserting the following immediately after the end of Subsection 2(c)(iii) thereof:

               "(iv) Immediately upon the receipt by the Escrow Agent of joint written instructions from Astea and the Representative, the Escrow Agent will release from the Escrow Account and deliver to each Holder the LESSER of (A) all of such Holder's Escrow Shares remaining in the Escrow Account (after subtracting all Escrow Shares previously released from escrow) or
     (B) the number of Escrow Shares specified in the joint written instructions. The release from escrow of all Escrow Shares pursuant to this Subsection 2(c)(iv) shall not cause the termination of this Agreement unless the applicable joint written instructions so specify.

     2. Section 1.5.2(b) of Exhibit B to the Escrow Agreement is hereby amended by inserting the following immediately after the end of Subsection 1.5.2(b)(iii) thereof:

               "(iv) Immediately upon the receipt by the Escrow Agent of joint written instructions from Astea and the Representative, the Escrow Agent will release from the Escrow Account and deliver to each Holder the LESSER of (A) all of such Holder's Escrow Shares remaining in the Escrow Account (after subtracting all Escrow Shares previously released from escrow) or
     (B) the number of Escrow Shares specified in the joint written instructions. The release from escrow of all Escrow Shares pursuant to this Subsection 1.5.2(b)(iv) shall not cause the termination of the Escrow Agreement unless the applicable joint written instructions so specify.

     3. From and after the date hereof, upon the reasonable request of any party hereto, the other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and effectuate fully the intent and purposes of this Amendment.

     4. This Amendment may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Escrow Agreement of this ____ day of November, 1996.


                              ASTEA INTERNATIONAL INC.



                              By:  ____________________
                              Name:
                              Title:


                              MIDLANTIC BANK, N.A.



                              By:  ____________________
                              Name:
                              Title:



                              _________________________
                              Per Edstrom



                              _________________________
                              Orjan Grinndal



                              _________________________
                              Henrik Lindberg

                                                                       EXHIBIT B
                                                                       ---------

                   JOINT REQUEST FOR RELEASE OF ESCROW SHARES


Midlantic Bank, N.A.
c/o Corporate Trust Department
P.O. Box 600
Edison, NJ 08818
Attn: Mr. John H. Gaffney

     Re:  Release of Escrow Shares
          ------------------------

     Pursuant to Section 2(c)(iv) of the Escrow Agreement, as amended (the "Escrow Agreement"), among Astea International Inc., Per Edstrom, Orjan Grinndal, Henrik Lindberg and Midlantic Bank, N.A. (the "Escrow Agent"), the undersigned hereby request that the Escrow Agent immediately release from escrow and deliver to the Holders set forth below the number of Escrow Shares set forth opposite their respective names.

     HOLDER                   NUMBER OF ESCROW SHARES

     Per Edstrom              28,280
     Orjan Grinndal           28,280
     Henrik Lindberg          28,280

Certificates representing such Escrow Shares shall be delivered to the undersigned at the address of the Representative of the Holders as provided for in the Escrow Agreement.

     Executed as of this ____ day of November, 1996.

                              ASTEA INTERNATIONAL INC.



                              By:  ____________________
                              Name:
                              Title:


                              _________________________
                              Per Edstrom


                              _________________________
                              Orjan Grinndal


                              _________________________
                              Henrik Lindberg

                                                                       EXHIBIT C
                                                                       ---------
                            ASTEA INTERNATIONAL INC.


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------

     ASTEA INTERNATIONAL INC., a Delaware corporation (the "Company"), hereby grants this ____ day of _______, 1996, to _____________________, an option to purchase a maximum of 20,000 shares (the "Option Shares") of its Common Stock, $.01 par value (the "Common Stock"), at the price of _____ per share, subject to the following terms and conditions:

     1.   GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS.  This Option is intended
          --------------------------------------------
to be a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors intends to take appropriate action, if necessary, to achieve this result. This Option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

     2.   EXTENT OF OPTION.  On the following dates, the Optionee may exercise
          ----------------
this Option for the number of Option Shares set opposite the applicable date:

   Less than one year           -  0% of the total Option
   from  DATE                      Shares

   One year but less than       -  an additional 25% of the
   two years from  DATE            total Option Shares

   Two years but less than      -  an additional 25% of the
   three years from  DATE          total Option Shares

   Three years but less than    -  an additional 25% of the
    four years from  DATE          total Option Shares

   Four years from DATE         -  an additional 25% of the
                                   total Option Shares

The foregoing rights are cumulative and may be exercised up to and including the date that is ten years from the date this Option is granted.

   3.  DEATH; DISABILITY.  If the Optionee is a natural person who dies before
       -----------------
the date that is ten years from the date this Option is granted, this Option may be exercised, to the extent of the number of Option Shares with respect to which the Optionee could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary to whom this Option has been assigned pursuant to

Section 8, at any time before the date that is ten years from the date this Option is granted.

   4.  PARTIAL EXERCISE.  Exercise of this Option up to the extent above stated
       ----------------
may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of Option Shares subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

   5.  PAYMENT OF PRICE.  The Option price is payable in United States dollars
       ----------------
only and must be paid:

     (a) in cash or by personal check, or any combination of the foregoing, equal in amount to the Option price; or

     (b) in the discretion of the Board of Directors, in cash, by personal check, by delivery of shares of the Company's Common Stock or Preferred Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the Option price, by delivery of a personal recourse promissory note, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise, or by any combination of the foregoing, equal in amount to the Option price.

   If the Optionee delivers shares of Common Stock or Preferred Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock or Preferred Stock received by the Optionee on the exercise of this Option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such Common Stock or Preferred Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

   6.  AGREEMENT TO PURCHASE FOR INVESTMENT.  By acceptance of this Option, the
       ------------------------------------
Optionee agrees that a purchase of Option Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act and applicable state securities laws, and the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Option Shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act and applicable state securities laws. THIS SECTION SHALL NOT APPLY IN THE EVENT THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION HAVE BEEN REGISTERED ON A REGISTRATION STATEMENT ON FORM S-8 WHICH IS EFFECTIVE AND CURRENT UNDER THE SECURITIES ACT.

   7.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of this
       ---------------------------
Agreement, this Option may be exercised by written notice to the Vice President and General Counsel of the Company, at its Bedford, Massachusetts office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full purchase price of such Option Shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such Option Shares as soon as practicable after the notice shall be received. The certificate or certificates for the Option Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option shall be exercised, pursuant to Section 3 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and nonassessable.

   8.  OPTION NOT TRANSFERABLE.  This Option is not transferable or assignable
       -----------------------
except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this Option.

   9.  NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this
       --------------------------------
Option imposes no obligation on the Optionee to exercise it.

   10.    NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP.  The Company and any
          -----------------------------------------------
affiliated corporations are not by this Option obligated in any manner to continue to maintain a Business Relationship with the Optionee.

   11.    NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Optionee shall have no
          ---------------------------------------
rights as a stockholder with respect to the Option Shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for by the Optionee. No adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

   12.    CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  It is the purpose of this
          ----------------------------------------
Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Because, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, stock split, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. In the event of any stock dividend, stock split, recapitalization or other change in the capital structure of the Company, this Option and the Option price shall be equitably adjusted and, in lieu of issuing fractional shares upon exercise thereof, this Option (and the corresponding Option Shares) shall be rounded upward or downward to the nearest whole share (rounding upward for all amounts equal to or in excess of .51). In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 2 and 3 hereof, maintaining or being involved in a Business Relationship with the Company includes maintaining or being involved in a Business Relationship with an affiliated corporation.

   13.    WITHHOLDING TAXES.  The Optionee hereby agrees that the Company may
          -----------------
withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld.

   14.    GOVERNING LAW.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the internal laws of the State of Delaware.

   IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges acceptance of an original copy of this Agreement.

____________________________    ASTEA INTERNATIONAL INC.
SIGNATURE OF OPTIONEE

____________________________    By:______________________________
NAME
                                Its:_____________________________
____________________________
Street Address

____________________________
City  State  Zip Code